Exhibit 3.5

Certificate of Registration
of a Change of Name

This is to certify that

NEVORANDA PTY LTD

Australian Company Number 105 025 670

did on the seventeenth date of June 2003 change its name to

GLOBAL BUSINESS GROUP AUSTRALIA PTY LTD

Australian Company Number 105 025 670

The company is a proprietary company

The company is limited by shares

The criminal




                                Issued by the
                                Australian Securities and Investments Commission On this seventeenth day of June, 2003.



                                David Knott
                                Chairman